FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
March 27, 2024
Jefferies Announces First Quarter 2024 Financial Results

Q1 Financial Highlights
•Net earnings attributable to common shareholders of $150 million, or $0.66 per diluted common share, and net earnings attributable to common shareholders from continuing operations of $157 million, or $0.69 per diluted common share. Adjusting our results this quarter for a pre-tax loss of $55 million associated with our investment in Weiss Multi-Strategy Advisers, which recently announced it is closing down, our net earnings attributable to common shareholders from continuing operations was $196 million16, or $0.8716 per diluted common share. Of the pre-tax loss to us of $55 million, $30 million reduced our Asset Management net revenues and $25 million increased our non-compensation expenses.
•Annualized return on adjusted tangible total equity from continuing operations1 of 9.8%. Adjusting for the impact of the loss on Weiss, our annualized return on adjusted tangible total equity from continuing operations was 12.0%1
•Net revenues of $1.74 billion
➢    Investment Banking net revenues of $740 million
➢ Capital Markets net revenues of $712 million, our third best Capital Markets quarter ever
➢ Asset Management net revenues (before allocated net interest4) of $288 million, which was $30 million lower due to the Weiss loss
•At February 29, 2024, we had 212.0 million common shares outstanding and 253.5 million shares outstanding on a fully diluted basis2. Our book value per common share was $46.13 and tangible book value per fully diluted share3 was $30.89 at February 29, 2024
“Our Q1 results reflect solid performance across our businesses and our Investment Banking pipeline continues to strengthen, which leads us to believe a more robust market is developing. Our strong results in Capital Markets has continued into the current quarter. We are pleased that, adjusting for the impact of the net loss on Weiss, we generated an annualized return on adjusted tangible equity from continuing operations of 12.0% and net earnings from continuing operations of $0.87 per diluted common share. This bodes well for the balance of 2024, especially as we expect our recent significant hires to increasingly contribute to our results.
“Investment Banking net revenues for the quarter were $740 million, up 28.2% from the prior quarter and 31.4% from the same quarter last year, primarily due to improved mergers and acquisitions and equity underwriting activity reflecting our market share gains against modest improvement in the market. Capital Markets continued its strong performance, with net revenues of $712 million, up 47.9% from the prior quarter and 8.8% versus the same quarter last year. We expect our Investment Banking momentum to continue, and the market share gains we have achieved compared to the prior quarter and prior year quarter across Advisory, Equity underwriting and Leveraged finance to continue, as the investments we have made in our business further mature. Furthermore, we are extremely pleased with our alliance with SMBC, which continues to gain traction and is additive to our business model and prospects. We believe we will further expand our cooperation to additional regions and further areas of mutual opportunity.

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“Asset Management also performed well, as we are seeing improved performance from our diversified platform of offerings. We are disappointed in the outcome at Weiss Multi-Strategy, but we are pleased that the shutdown was orderly and investors protected. Our loss is a result of support we provided the platform that was incremental to our separately managed account."

Richard Handler, CEO, and Brian Friedman, President

Quarterly Cash Dividend
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.30 per Jefferies common share, payable on May 30, 2024 to record holders of Jefferies common shares on May 20, 2024.

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Financial Summary

(Dollars in thousands, except per share amounts)	Three Months Ended
	February 29, 2024	February 28, 2023[14]	% Change
Net revenues:
Investment Banking and Capital Markets	$1,451,288	$1,217,132	19%
Asset Management	273,383	68,455	299%
Other	13,532	(2,095)	N/M
Net revenues	1,738,203	1,283,492	35%
Net earnings from continuing operations before income taxes	220,242	158,018	39%
Income tax expense	55,959	28,694	95%
Net earnings from continuing operations	164,283	129,324	27%
Net losses from discontinued operations, net of income tax benefit	(7,891)	—	N/M
Net earnings	156,392	129,324	21%
Net losses attributable to noncontrolling interests	(7,438)	(6,055)	23%
Net losses attributable to redeemable noncontrolling interests	—	(256)	(100)%
Preferred stock dividends	14,189	2,016	604%
Net earnings attributable to common shareholders	$149,641	$133,619	12%

Earnings (losses) per common share:
Basic from continuing operations	$0.71	$0.56	27%
Basic from discontinued operations	(0.03)	—	N/M
Basic	$0.68	$0.56	22%
Diluted from continuing operations	$0.69	$0.54	28%
Diluted from discontinued operations	(0.03)	—	N/M
Diluted	$0.66	$0.54	23%

Weighted average common shares	219,902	239,101
Weighted average diluted common shares	225,168	248,095

N/M — Not Meaningful

Highlights

Three Months Ended February 29, 2024

•Net earnings attributable to common shareholders of:
◦$150 million, or $0.66 per diluted common share
◦$164 million, or $0.69 per diluted common share, from continuing operations
◦$196 million, or $0.87 per diluted common share, from continuing operations excluding Weiss net loss[16]
•Repurchased 1.1 million common shares for $43 million, an average price of $40.63 per share, in connection with net-share settlements related to distributions under our equity compensation plans.
•We had 212.0 million common shares outstanding and 253.5 million common shares outstanding on a fully diluted basis[2] at February 29, 2024. Our book value per common share was $46.13 and tangible book value per fully diluted share[3] was $30.89 at February 29, 2024.
•Effective tax rate of 25.4%

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Three Months Ended February 29, 2024
Investment Banking and Capital Markets
•Investment Banking net revenues of $740 million were higher than the prior year comparable period driven by improved performance across advisory, and equity and debt underwriting.
•Advisory net revenues were higher than the same quarter last year, attributable to increased mergers and acquisitions volume and continued market share gains.
•Underwriting net revenues of $338 million increased from the same quarter last year, as equity underwriting experienced periods of increased activity, as equity markets remained robust, as well as our expanded capabilities and enhanced market position. Debt underwriting activity improved as interest rates and inflationary concerns have stabilized.
•Capital Markets net revenues of $712 million were higher compared to the prior year quarter primarily due to stronger performance in Equities attributable to increased volumes and more favorable trading opportunities, while Fixed Income net revenues remained consistent from the comparable prior year.

Asset Management
•Asset Management net revenues of $273 million were substantially higher than the prior year period as Investment return net revenues improved due to strong performance across multiple investment strategies and funds. In addition, Other investments[15] net revenues for the quarter were meaningfully higher than the prior year largely due to the consolidation of Stratos and Tessellis (which resulted in increased revenues offset by an increase in expenses).

* * * *

Amounts herein pertaining to February 29, 2024 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three months ended February 29, 2024 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about April 5, 2024.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

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Selected Financial Information

(Amounts in Thousands) (Unaudited)	Quarter Ended
	February 29, 2024	November 30, 2023	February 28, 2023[14]
Net revenues by source:
Advisory	$338,567	$312,310	$297,178
Equity underwriting	209,303	132,158	125,445
Debt underwriting	129,194	129,436	80,175
Total underwriting	338,497	261,594	205,620
Other investment banking	62,608	2,842	60,046
Total Investment Banking	739,672	576,746	562,844
Equities	359,138	271,477	305,294
Fixed income	352,478	209,774	348,994
Total Capital Markets	711,616	481,251	654,288
Total Investment Banking and Capital Markets Net revenues[5]	1,451,288	1,057,997	1,217,132
Asset management fees and revenues[6]	59,657	18,695	42,696
Investment return	117,640	62,892	27,434
Other investments, inclusive of net interest[15]	111,098	73,627	7,423
Allocated net interest[4]	(15,012)	(14,568)	(9,098)
Total Asset Management Net revenues	273,383	140,646	68,455
Other	13,532	(1,437)	(2,095)
Total Net revenues by source	$1,738,203	$1,197,206	$1,283,492

Non-interest expenses:
Compensation and benefits	$926,871	$612,287	$703,058
Floor brokerage and clearing fees	109,670	98,410	80,474
Underwriting costs	18,484	19,829	13,207
Technology and communications	137,512	122,128	113,385
Occupancy and equipment rental	28,153	26,630	27,315
Business development	57,651	55,649	36,838
Professional services	77,844	70,875	62,161
Depreciation and amortization	43,202	28,311	33,292
Cost of sales	34,671	23,287	2,168
Other	83,903	52,539	53,576
Total Non-interest expenses	$1,517,961	$1,109,945	$1,125,474

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Financial Data and Metrics

(Unaudited)	Quarter Ended
	February 29, 2024	November 30, 2023	February 28, 2023
Other Data:
Number of trading days	61	63	60
Number of trading loss days[7]	3	7	3
Average VaR (in millions)[8]	$15.13	$12.36	$12.85

(Amounts in Millions, Except Other Data) (Unaudited)	Quarter Ended
	February 29, 2024	November 30, 2023	February 28, 2023
Financial position:[9]
Total assets	$60,933	$57,905	$52,033
Cash and cash equivalents	7,616	8,526	7,509
Financial instruments owned	23,212	21,747	21,083
Level 3 financial instruments owned[10]	589	681	819
Goodwill and intangible assets	2,064	2,045	1,873
Total equity	9,867	9,802	9,811
Total shareholders' equity	9,780	9,710	9,755
Tangible shareholders' equity[11]	7,716	7,665	7,882
Other data and financial ratios:
Leverage ratio[9,12]	6.2	5.9	5.3
Tangible gross leverage ratio[9,13]	7.6	7.3	6.4
Number of employees at period end	7,745	7,564	5,401
Number of employees excluding OpNet and Stratos at period end	5,790	5,661	5,401

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Components of Numerators and Denominators for Earnings Per Common Share

The numerators and denominators used to calculate basic and diluted earnings per common share are as follows (in thousands, except per share amounts):

	Three Months Ended
	February 29, 2024	February 28, 2023
Numerator for earnings per common share from continuing operations:
Net earnings from continuing operations	$164,283	$129,324
Less: Net losses attributable to noncontrolling interests	(6,452)	(6,311)
Mandatorily redeemable convertible preferred share dividends	—	(2,016)
Allocation of earnings to participating securities	(14,189)	(528)
Net earnings from continuing operations attributable to common shareholders for basic earnings per share	$156,546	$133,091
Adjustment to allocation of earnings to participating securities related to diluted shares	—	(54)
Mandatorily redeemable convertible preferred share dividends	—	2,016
Net earnings from continuing operations attributable to common shareholders for diluted earnings per share	$156,546	$135,053

Numerator for earnings per common share from discontinued operations:
Net losses from discontinued operations, net of income tax benefit	$(7,891)	$—
Less: Net losses attributable to noncontrolling interests	(986)	—
Net losses from discontinued operations attributable to common shareholders for basic and diluted earnings per share	$(6,905)	$—
Net earnings attributable to common shareholders for basic earnings per share	$149,641	$133,091
Net earnings attributable to common shareholders for diluted earnings per share	$149,641	$135,053

Denominator for earnings per common share:
Weighted average common shares outstanding	211,535	227,543
Weighted average shares of restricted stock outstanding with future service required	(2,402)	(2,128)
Weighted average restricted stock units outstanding with no future service required	10,769	13,686
Weighted average common shares	219,902	239,101
Stock options and other share-based awards	2,915	2,303
Senior executive compensation plan restricted stock unit awards	2,351	2,917
Mandatorily redeemable convertible preferred shares	—	3,774
Weighted average diluted common shares	225,168	248,095

Earnings (losses) per common share:
Basic from continuing operations	$0.71	$0.56
Basic from discontinued operations	(0.03)	—
Basic	$0.68	$0.56
Diluted from continuing operations	$0.69	$0.54
Diluted from discontinued operations	(0.03)	—
Diluted	$0.66	$0.54

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Notes
1.Annualized return on adjusted tangible equity from continuing operations and the annualized return on adjusted tangible equity from continuing operations excluding Weiss losses represent non-GAAP financial measures. Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.
2.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus preferred shares, restricted stock units, stock options and other shares. Refer to schedule on page 10 for a reconciliation to U.S. GAAP amounts.
3.Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 10 for a reconciliation to U.S. GAAP amounts.
4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Asset management fees and revenues include management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments, excluding certain Other investments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2023.
9.Amounts pertaining to February 29, 2024 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended February 29, 2024.
10.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
11.Tangible shareholders' equity (a non-GAAP financial measure) is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible shareholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible shareholders' equity, making these ratios meaningful for investors.
12.Leverage ratio equals total assets divided by total equity.
13.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible shareholders' equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
14.During the third quarter of 2023, we refined our allocated net interest methodology to better reflect net interest expense across our business units based on use of capital. As a result, the presentation of Net revenues and Net revenues by source has been recast to conform with the revised methodology.
15.Beginning in fiscal 2024, we now refer to "Merchant banking" as “Other investments” in our Asset Management reportable segment.
16.Represents a non-GAAP financial measure. Refer to schedule on page 10 for a reconciliation to U.S. GAAP amounts.

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Non-GAAP Reconciliations
The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP financial measures. Management believes such non-GAAP financial measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Annualized Return on Adjusted Tangible Equity Reconciliation

	Three Months Ended
(in thousands)	February 29, 2024	February 28, 2023
Net earnings attributable to common shareholders (GAAP)	$149,641	$133,619
Intangible amortization and impairment expense, net of tax	4,147	2,027
Adjusted net earnings to common shareholders (non-GAAP)	153,788	135,646
Preferred stock dividends	14,189	2,016
Adjusted net earnings to total shareholders (non-GAAP)	$167,977	$137,662

Annualized adjusted net earnings to total shareholders (non-GAAP)	$671,908	$550,648

Net earnings impact for net losses from discontinued operations, net of noncontrolling interests	6,905	—
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)	174,882	137,662
Annualized adjusted net earnings to total shareholders from continuing operations (non-GAAP)	699,528	550,648

Net earnings impact for Weiss losses	39,393	—
Adjusted net earnings to total shareholders from continuing operations excluding Weiss losses (non-GAAP)	214,275	137,662
Annualized adjusted net earnings to total shareholders from continuing operations excluding Weiss losses (non-GAAP)	857,100	550,648

	November 30,
	2023	2022
Shareholders' equity (GAAP)	$9,709,827	$10,232,846
Less: Intangible assets, net and goodwill	(2,044,776)	(1,875,576)
Less: Deferred tax asset, net	(458,343)	(387,862)
Less: Weighted average impact of dividends and share repurchases	(67,475)	(327,445)
Adjusted tangible shareholders' equity (non-GAAP)	$7,139,233	$7,641,963

Annualized return on adjusted tangible total equity (non-GAAP)	9.4%	7.2%
Annualized adjusted net earnings to shareholders on adjusted tangible shareholders' equity from continuing operations (non-GAAP)	9.8%	7.2%
Annualized adjusted net earnings to shareholders on adjusted tangible shareholders' equity from continuing operations excluding Weiss losses (non-GAAP)	12.0%	7.2%

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Adjusted Earnings per Diluted Common Share Reconciliation

Three Months Ended
(in thousands, except per share amounts)	February 29, 2024
Net earnings attributable to common shareholders (GAAP)	$149,641
Net earnings impact for discontinued operations	6,905
Net earnings impact for Weiss losses	39,393
Adjusted net earnings (non-GAAP)	$195,939

Weighted average diluted common shares	225,168

Earnings per diluted common share (GAAP)	$0.66
Adjusted earnings per diluted common share from continuing operations excluding Weiss losses (non-GAAP)	$0.87

Adjusted Tangible Book Value and Fully Diluted Shares Outstanding GAAP Reconciliation
The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

February 29, 2024
Book value (GAAP)	$9,780,097
Stock options(1)	114,939
Intangible assets, net and goodwill	(2,063,956)
Adjusted tangible book value (non-GAAP)	$7,831,080

Common shares outstanding (GAAP)	212,001
Preferred shares	21,000
Restricted stock units ("RSUs")	14,062
Stock options(1)	5,065
Other	1,386
Fully diluted shares outstanding (non-GAAP)(2)	253,514

Book value per common share outstanding	$46.13
Tangible book value per fully diluted share outstanding (non-GAAP)	$30.89

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of February 29, 2024 of 5.1 million multiplied by the weighted average exercise price of $22.69 on February 29, 2024. Stock options added to fully diluted shares are equal to the total stock options outstanding on February 29, 2024.

(2)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options and the impact of mandatorily convertible preferred shares if-converted to common shares.

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